As filed with the Securities and Exchange Commission on May 22, 2012
Registration No. 333-107552

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST OTTAWA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4331185 (I.R.S. Employer Identification No.)

701 LaSalle Street
Ottawa, Illinois 61350
 (Address of principal executive offices) (Zip code)

FIRST OTTAWA BANCSHARES, INC.
2002 STOCK INCENTIVE PLAN
(Full title of the plan)

Joachim Brown
President and Chief Executive Officer
701 LaSalle Street
Ottawa, Illinois 61350
(Name and address of agent for service)

(815) 434-0044
(Telephone number, including area code, of agent for service)

With copies to:

Robert M. Fleetwood, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated flier	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-107552) filed by First Ottawa Bancshares, Inc. (the “Registrant”) on August 1, 2003 (the “Registration Statement”) to register 150,000 shares of the Registrant’s common stock, $1.00 par value per share (the “Common Stock”), for issuance under the First Ottawa Bancshares, Inc. 2002 Stock Incentive Plan.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of Illinois, on May 22, 2012.

FIRST OTTAWA BANCSHARES, INC.

By:	/s/ Joachim J. Brown
Joachim J. Brown President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on May 22, 2012.

	Signature	Title

	/s/ Joachim J. Brown	Director, President and Chief Executive Officer (Principal Executive Officer)
Joachim J. Brown

	/s/ Vincent G. Easi	Chief Financial Officer (Principal Financial and Accounting Officer)
Vincent G. Easi

	Brian P. Zabel	Director, Chairman of the Board

	Bradley J. Armstrong	Director

	John L. Cantlin	Director

*
	Donald J. Harris	Director

*
	Thomas P. Rooney	Director

*
	William J. Walsh	Director

*By:	/s/ Joachim J. Brown
Joachim J. Brown
Attorney-in-Fact